WISCONSIN RIVER POWER COMPANY
                                 Balance Sheets
                                    Unaudited

                                                          JUNE 30
                                                            2004
                                                    ------------------
        ASSETS
Utility Plant
Utility Plant in service                            $    35,220,829.42
Construction Work in Progress                                57,709.28
Less: Reserve for Depreciation                          (16,827,759.68)
                                                    ------------------
                                                         18,450,779.02

OTHER PROPERTY & INVESTMENTS
Non Utility Property (net)                                  943,197.42
Stock - Other Companies                                     212,610.00
                                                    ------------------
                                                          1,155,807.42

CURRENT & ACCRUED ASSETS
Cash and Marketable Securities                            1,482,773.53
Accounts Receivable - Other                                 196,879.00
Accounts Receivable - Associated Co.                        500,131.00
Mortgage Notes Receivable                                            -
Materials, Supplies & Fuel Stock                            119,784.06
Prepaid Expense                                             298,239.71
                                                    ------------------
                                                          2,597,807.30

DEFERRED DEBITS
Prepaid Pension Benefits                                             -
Deferred Income Taxes                                       625,992.89
Regulatory Asset - Deferred Taxes                                31.06
                                                    ------------------
                                                            626,023.95
                                                    ------------------
TOTAL ASSETS                                        $    22,830,417.69
                                                    ==================



        LIABILITIES AND CAPITAL

SHAREHOLDERS' EQUITY
COMMON STOCK                                        $     9,360,000.00

RETAINED EARNINGS
Balance, Beginning of Period                             16,279,116.61
Add - Net Income                                          4,167,501.52
Less - Dividends                                         (7,020,000.00)
                                                    ------------------
Balance, End of Period                                   13,426,618.13





ACCUMULATED COMPREHENSIVE INCOME
Balance, Beginning of Period                               (287,593.00)
Comprehensive Income                                                -
                                                    ------------------
Balance, End of Period                                     (287,593.00)

TOTAL SHAREHOLDERS' EQUITY                               22,499,025.13


CURRENT AND ACCRUED LIABILITIES
Accounts Payable                                            101,203.85
Accounts Payable-Associated Co.                              83,217.52
Federal and State Income Taxes Accrued                   (2,452,140.31)
Property Taxes Accrued                                      169,569.31
Other Accrued Liabilities                                   262,703.11
                                                    ------------------
                                                         (1,835,446.52)

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred Income Taxes                                     1,582,621.38
Deferred Investment Tax Credit                               18,926.57
Postretirement Benefits                                     453,122.88
Accrued Pension Liability                                   112,426.00
Other                                                          (257.75)
                                                    ------------------
                                                          2,166,839.08

                                                    ------------------
TOTAL LIABILITIES AND CAPITAL                       $    22,830,417.69
                                                    ==================



                          WISCONSIN RIVER POWER COMPANY
                             STATEMENT OF NET INCOME
                       FOR THE PERIOD ENDED JUNE 30, 2004
                                   UNADUDITED

                                                        YEAR TO DATE
                                                             2004
                                                    ------------------
OPERATING REVENUES
Sales of Electric Energy-Hydro                      $     3,646,563.00
Sales of Electric Energy-CT                                 524,535.96
Sales of Water and Other Revenue                             54,597.11
                                                    ------------------
Total Revenues                                            4,225,696.07




OPERATING EXPENSES
Hydro Operation & Maintenance                             1,107,313.63
CT Operation & Maintenance                                   27,280.79
Adiminstrative & General Expenses
     Outside Services                                       250,194.60
     Insurance & Injuries & Damages                         227,916.00
     Other Admin & General Expenses                         191,987.45
Depreciation                                                425,553.05
Taxes
     Federal & State Income Taxes                           621,782.94
     Property  and Gross Receipts Taxes                     176,629.38
     Payroll Taxes                                           17,596.26
                                                    ------------------
Total Operating Expenses                                  3,046,254.10

NET OPERATING INCOME                                      1,179,441.97

OTHER INCOME & DEDUCTIONS
  OTHER INCOME
     Timber Sales                                           129,627.41
     Gain (Loss) on Land Sales                            5,134,713.78
     Interest, Dividends and Other Revenue                   68,672.95
     AFUDC                                                           -
                                                    ------------------
         Total Other Income                               5,333,014.14
  OTHER EXPENSE
     Administrative                                         161,778.80
     Other Expense                                           21,666.97
     Property Tax                                            56,583.82
                                                    ------------------
         Total Other Expense                                240,029.59
                                                    ------------------
Total Before Tax                                          5,092,984.55
    Federal & State Income Tax                            2,102,213.21
                                                    ------------------
Total Other Income & Deductions                           2,990,771.34

                                                    ------------------
INCOME (LOSS) BEFORE INTEREST EXPENSE                     4,170,213.31

Interest Expense                                              2,711.79

                                                    ------------------
NET INCOME (LOSS)                                   $     4,167,501.52
                                                    ==================
